Exhibit 99.1

Manitex International, Inc. Reports Second Quarter 2019 Results

Bridgeview, IL, August 8, 2019 — Manitex International, Inc. (Nasdaq: MNTX), a leading international provider of cranes and specialized industrial equipment, today announced second quarter 2019 results. Net revenues for the second quarter were $61.0 million, compared to $57.4 million in the first quarter, and net income was $3.2 million, or $0.16 per share, compared to $910,000, or $0.05 per share, in the first quarter of 2019. Adjusted net income* in the second quarter 2019 was $1.1 million, or $0.06 per share, compared to adjusted net income of $1.2 million, or $0.06 per share, for the first quarter of 2019.

Financial Highlights (sequential comparisons, unless otherwise noted):

•	Net revenues of $61.0 million, up 6% from Q1 2019, down 5% vs. prior year or 2% excluding unfavorable FX

•	Earnings per share improved to $0.16 compared to $0.05 from Q1 2019

•	Adjusted earnings per share at $0.06, flat compared to Q1 2019

•	Cash flow from operating activities improved by $5.9 million YTD compared to prior year

•	Net debt reduction of $5.2 million in Q2 2019

•	Modest pickup in backlog from quarter-end to $63.1 million as of July 31, 2019

*	Adjusted Numbers are discussed in greater detail and reconciled under “Non-GAAP Financial Measures and Other Items” at the end of this release.

Operating Highlights:

•	Added four new dealers, globally, for Manitex and PM cranes

•	Announced the launch of new 60-Ton Series TC600, with deliveries beginning in the second half of 2019

•	Shipped first PM articulating crane units to Tadano dealers in Asia with PM/Tadano branding; additional shipments expected throughout 2019

•	Secured an order for PM cranes from a military customer in Asia valued at $1.0 million

Chief Executive and Chairman David J. Langevin commented, “While market activity was indicating a year of consistent, steady growth coming out of 2018 and into the earlier part of the year, we have seen some moderation of demand, particularly with the volatility in the North American markets, as we progressed through the second quarter, similar to what we experienced in 2018. Second quarter sales were six percent higher, sequentially, compared to the first quarter of the year, but slightly down on a year-over-year basis, excluding $1.5 million in foreign currency exchange impact. We maintained our value-add gross margins in the 20% range, and EBITDA margins remained in the 6% range. Net debt was reduced by $5 million with total net debt now down to $44 million from over $49 million at the end of the first quarter. Our second quarter GAAP earnings were impacted substantially by the increase in value of our holdings in ASV resulting from the announcement of the pending sale of ASV to Yanmar. When this sale is completed, we will receive approximately $7.5 million in cash further strengthening our balance sheet.”

“As a company that has always been able to quickly respond to changes in the market place, we have modestly reduced our second quarter production levels at our manufacturing facilities, and until we see a consistent increasing order trend in the market we expect to stay at these levels for the remainder of the year. By taking these actions we believe we will improve our working capital positions and therefore expand our cash position and further strengthen our balance sheet. We can also take this opportunity to improve our operating margins, especially in our facilities outside the United States. Finally, in addition to the prudent management of our production, overhead, and overall cost structure, we expect new product introductions and higher levels of activity from our relationship with Tadano and its global distribution partners to drive sales higher and lead to EBITDA margins to levels more in line with our targets, which is 10% or better,” concluded Mr. Langevin.

Steve Kiefer, President and Chief Operating Officer of Manitex added, “During the second quarter we focused on cost-containment, efficiently meeting customer demand, developing new products, and expanding the dealer network, worldwide. Tightness in certain parts of the supply chain, primarily truck chassis, impacted our operations somewhat in the quarter and we are seeing improvement as we move through the third quarter. Dealer order levels exhibited a seasonal decrease that slightly exceeded our expectations with a second quarter book-to-bill ratio of .71 versus .81 during the same period in 2018. Our backlog, which stood at approximately $63 million at the end of July, is showing some pockets of strength, particularly at PM, and in general the construction, utility, government and rental markets. Data we’ve seen indicate that dealer rental utilization and US commercial construction indices remain at healthy levels.”

“Ongoing dealer development efforts we’ve undertaken resulted in higher sales at PM in the quarter, and continuing to grow this business, which is far less cycle-dependent compared to our North American business, remains the top priority for our sales team as each percentage point of market share gained translates to approximately $25 million in incremental revenue. During the quarter we welcomed four new dealers to our global dealer network for our Manitex and PM lines. We are also beginning to see some benefits from our new product development initiatives with PM receiving a one-million-dollar order from an Asian military customer in the quarter, and we anticipate additional announcements in the near-future from the government & military market segments. Other new product development activity includes the addition of a 60-ton crane to our industry-leading line of Manitex straight-mast cranes. We look forward to the public unveiling and launch of this important new model at the International Construction & Utility Equipment Exposition in Louisville, KY this coming October.”

Other Matters:

The Company continues to comply with the SEC investigation regarding the Company’s restatement of prior financial statements.

Conference Call:

Management will host a conference call at 4:30 PM Eastern Time today to discuss the results with the investment community. Anyone interested in participating in the call should dial 888-599-8686 if calling within the United States or 323-994-2093 if calling internationally. A replay will be available until August 15, 2019, which can be accessed by dialing 844-512-2921 if calling within the United States, or 412-317-6671 if calling internationally. Please use passcode 4232591 to access the replay. The call will additionally be broadcast live and archived for 90 days over the internet with accompanying slides, accessible at the investor relations portion of the Company’s corporate website, www.manitexinternational.com/eventspresentations.aspx.

Non-GAAP Financial Measures and Other Items

Results of operations reflect continuing operations. All per share amounts are on a fully diluted basis. In this press release, Manitex refers to various non-GAAP (U.S. generally accepted accounting principles) financial measures which management uses to evaluate operating performance, to establish internal budgets and targets, and to compare the Company’s financial performance against such budgets and targets. These non-GAAP measures, as defined by the Company, may not be comparable to similarly titled measures being disclosed by other companies. While adjusted financial measures are not intended to replace any presentation included in our consolidated financial statements under generally accepted accounting principles (GAAP) and should not be considered an alternative to operating performance or an alternative to cash flow as a measure of liquidity, we believe these measures are useful to investors in assessing our operating results, capital expenditure and working capital requirements and the ongoing performance of its underlying businesses. The amounts described below are unaudited, are reported in thousands of U.S. dollars, and are as of, or for the three and six month periods ended June 30, 2019 and 2018, unless otherwise indicated. A reconciliation of Adjusted GAAP financial measures for the three and six month periods ended June 30, 2019 and 2018 is included with this press release below and with the Company’s related Form 8-K.

About Manitex International, Inc.

Manitex International, Inc. is a leading worldwide provider of highly engineered mobile cranes (truck mounted straight-mast and knuckle boom cranes, industrial cranes, rough terrain cranes and railroad cranes), truck mounted aerial work platforms and specialized industrial equipment. Our products, which are manufactured in facilities located in the USA and Europe, are targeted to selected niche markets where their unique designs and engineering excellence fill the needs of our customers and provide a competitive advantage. We have consistently added to our portfolio of branded products and equipment both through internal development and focused acquisitions to diversify and expand our sales and profit base while remaining committed to our niche market strategy. Our brands include Manitex, PM, Oil & Steel, Badger, Sabre, and Valla. The company also has a minority ownership in ASV Holdings, Inc. which manufactures and sells a line of high-quality compact track and skid steer loaders

Forward-Looking Statements

Safe Harbor Statement under the U.S. Private Securities Litigation Reform Act of 1995: This release contains statements that are forward-looking in nature which express the beliefs and expectations of management including statements regarding the Company’s expected results of operations or liquidity; statements concerning projections, predictions, expectations, estimates or forecasts as to our business, financial and operational results and future economic performance; and statements of management’s goals and objectives and other similar expressions concerning matters that are not historical facts. In some cases, you can identify forward-looking statements by terminology such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “we believe,” “we intend,” “may,” “will,” “should,” “could,” and similar expressions. Such statements are based on current plans, estimates and expectations and involve a number of known and unknown risks, uncertainties and other factors that could cause the Company’s future results, performance or achievements to differ significantly from the results, performance or achievements expressed or implied by such forward-looking statements. These factors and additional information are discussed in the Company’s filings with the Securities and Exchange Commission and statements in this release should be evaluated in light of these important factors. Although we believe that these statements are based upon reasonable assumptions, we cannot guarantee future results. Forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.

Company Contact
Manitex International, Inc.	Darrow Associates Inc.
Steve Kiefer	Peter Seltzberg, Managing Director
President and Chief Operating Officer	Investor Relations
(708) 237-2065	(516) 419-9915
skiefer@manitex.com	pseltzberg@darrowir.com

MANITEX INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands, except share and per share data)

	As of June 30,	As of December 31,
	2019	2018
ASSETS
Current assets
Cash	$17,721	$22,103
Cash - restricted	236	245
Marketable equity securities	7,398	2,160
Trade receivables (net)	39,621	45,448
Other receivables	857	2,374
Inventory (net)	71,525	58,024
Prepaid expense and other	3,308	1,639

Total current assets	140,666	131,993

Total fixed assets, net of accumulated depreciation of $15,856 and $14,826 at June 30, 2019 and December 31, 2018, respectively	20,268	20,249
Operating lease assets	2,931	—
Intangible assets (net)	23,366	24,773
Goodwill	36,122	36,298
Other long-term assets	1,302	1,570
Deferred tax asset	2,099	2,366

Total assets	$226,754	$217,249

LIABILITIES AND EQUITY
Current liabilities
Notes payable	$19,734	$22,706
Current portion of capital lease obligations	449	422
Current portion of operating lease liabilities	1,073	—
Accounts payable	44,378	36,896
Accounts payable related parties	182	1,371
Accrued expenses	9,874	9,249
Customer deposits	1,375	2,310

Total current liabilities	77,065	72,954

Long-term liabilities
Notes payable (net)	22,879	23,134
Capital lease obligation (net of current portion)	4,831	5,061
Non-current operating lease liabilities	1,871	—
Convertible note related party (net)	7,239	7,158
Convertible note (net)	14,644	14,530
Deferred gain on sale of property	707	842
Deferred tax liability	21	92
Other long-term liabilities	5,422	5,474

Total long-term liabilities	57,614	56,291

Total liabilities	134,679	129,245

Commitments and contingencies
Equity
Preferred Stock—Authorized 150,000 shares, no shares issued or outstanding at June 30, 2019 and December 31, 2018	—	—
Common Stock—no par value 25,000,000 shares authorized, 19,682,713 and 19,645,773 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	130,575	130,260
Paid in capital	2,640	2,674
Retained deficit	(37,615)	(41,761)
Accumulated other comprehensive loss	(3,525)	(3,169)

Total equity	92,075	88,004

Total liabilities and equity	$226,754	$217,249

MANITEX INTERNATIONAL, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except for share and per share amounts)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2019	2018	2019	2018
	Unaudited	Unaudited
Net revenues	$60,969	$63,904	$118,389	$120,579
Cost of sales	50,134	51,463	95,606	97,038

Gross profit	10,835	12,441	22,783	23,541
Operating expenses
Research and development costs	707	726	1,394	1,378
Selling, general and administrative expenses	9,930	9,008	19,426	18,994

Total operating expenses	10,637	9,734	20,820	20,372

Operating income	198	2,707	1,963	3,169
Other (expense) income
Interest expense	(1,095)	(1,503)	(2,226)	(3,056)
Interest income	51	—	120	—
Change in fair value of securities held	4,428	(1,588)	5,238	(1,401)
Foreign currency transaction loss	22	(106)	(411)	(225)
Other expense	12	29	(8)	(325)

Total other expense	3,418	(3,168)	2,713	(5,007)

Income (loss) before income taxes and loss in equity interest	3,616	(461)	4,676	(1,838)
Income tax expense (benefit)	380	506	530	205
Loss on equity investments (including loss on sale of shares)	—	—	—	(409)

Net Income (loss)	3,236	(967)	4,146	(2,452)

Earnings (loss) Per Share
Basic	$0.16	$(0.05)	$0.21	$(0.14)
Diluted	$0.16	$(0.05)	$0.21	$(0.14)
Weighted average common shares outstanding
Basic	19,685,251	17,734,383	19,681,666	17,200,660
Diluted	19,734,195	17,734,383	19,714,584	17,200,660

Net Sales and Gross Margin % (in thousands)

	Three Months Ended
	June 30, 2019		March 31, 2019		June 30, 2018
	As Reported	As Adjusted	As Reported	As Adjusted	As Reported	As Adjusted
Net sales	$60,969	$60,969	$57,420	$57,420	$63,904	$63,904
% change Vs Q1 2019	6.2%	6.2%
% change Vs Q2 2018	-4.6%	-4.6%
% change Vs Q2 2018 without FX impact		-2.3%
Gross margin % of net sales	17.8%	18.6%	20.8%	21.7%	19.5%	19.8%
Gross margin % of net sales (value-add)		20.0%		22.8%		20.6%

	Six Months Ended
	June 30, 2019		June 30, 2018
	As Reported	As Adjusted	As Reported	As Adjusted
Net sales	$118,389	$118,389	$120,579	$120,579
% change Vs prior year	-1.8%	-1.8%
% change Vs prior year without FX impact		1.0%
Gross margin % of net sales	19.2%	20.1%	19.5%	20.0%
Gross margin % of net sales (value-add)		21.3%		19.9%

Reconciliation of GAAP Operating Income to Adjusted EBITDA (in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Operating income	$198	$1,765	$2,707	$1,963	$3,169
Adjustments related to Bauma trade show, customer declared bankruptcy, discontinued model, plant closing, restatement, restricted stock, restructuring and other expenses	2,356	819	1,196	3,175	3,138
Adjusted operating income	2,554	2,584	3,903	5,138	6,307
Depreciation and amortization	1,217	1,183	1,258	2,400	2,551
Adjusted EBITDA	$3,771	$3,767	$5,161	$7,538	$8,858
Adjusted EBITDA % to sales	6.2%	6.6%	8.1%	6.4%	7.3%

Reconciliation of GAAP Net Income (Loss) to Adjusted Net Income (in thousands)

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Net income (loss)	$3,236	$910	($967)	$4,146	($2,452)
Adjustments related to change in fair value of securities, Bauma trade show, discontinued model, customer declared bankruptcy, foreign exchange, plant closing, restatement, restricted stock, restructuring, and other expenses (including net tax impact)	(2,128)	258	2,859	(1,870)	5,132
Adjusted net income	1,108	1,168	1,892	2,276	2,680
Weighted diluted shares outstanding	19,734,195	19,694,973	17,734,383	19,714,584	17,200,660
Diluted income (loss) per share as reported	$0.16	$0.05	($0.05)	$0.21	$(0.14)
Total EPS effect	($0.10)	$0.01	$0.16	($0.09)	$0.30
Adjusted diluted earnings per share	$0.06	$0.06	$0.11	$0.12	$0.16

Change in Fair Market Value of Securities, Bauma Trade Show, Discontinued Model, Foreign Exchange, Restatement, Restricted Stock, Restructuring, Plant Closing and Other Expenses

	Three Months Ended			Six Months Ended
	June 30, 2019	March 31, 2019	June 30, 2018	June 30, 2019	June 30, 2018
Pre-tax adjustments
Change in fair market value of securities	($4,428)	($810)	$1,588	($5,238)	$1,997
Customer declared bankruptcy - bad debt	284	—	—	284	—
Bauma trade show	281	—	—	281	—
Discontinued model	305	—	188	305	188
Foreign exchange	(22)	433	106	411	225
Plant closing	—	44	—	44	—
Restatement expenses	98	49	626	147	1,823
Restricted stock	141	159	268	300	391
Restructuring	751	354	74	1,105	654
Legal settlement	67	—	—	67	—
Other expenses	429	213	40	642	$248
Total pre-tax adjustments	($2,094)	$442	$2,890	($1,652)	$5,526
Net tax impact (including discrete items)	(34)	(184)	(31)	(218)	($394)
Total adjustments	($2,128)	$258	$2,859	($1,870)	$5,132

Backlog

Backlog is defined as purchase orders that have been received by the Company. The disclosure of backlog aids in the analysis the Company’s customers’ demand for product, as well as the ability of the Company to meet that demand. Backlog is not necessarily indicative of sales to be recognized in a specified future period.

	Jun 30, 2019	Mar 31, 2019	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018
Backlog	$56,625	$74,885	$66,735	$60,477	$75,601
Change Versus Current Period		-24.4%	-15.1%	-6.4%	-25.1%

Note: As of July 31, 2019 backlog was $63,108.

Net Debt

Net debt is calculated using the Condensed Consolidated Balance Sheet amounts for current and long term portion of long term debt, capital lease obligations, notes payable, convertible notes and revolving credit facilities minus cash.

	June 30, 2019	March 31, 2019	December 31, 2018
Cash & marketable equity securities	$25,355	$24,093	$24,508
Notes payable - short term	$19,734	$23,835	$22,706
Current portion of capital leases	449	436	422
Notes payable - long term	22,879	22,639	23,134
Capital lease obligations	4,831	4,947	5,061
Convertible notes	21,883	21,786	21,688
Total debt	$69,776	$73,643	$73,011
Net debt	$44,421	$49,550	$48,503